EXHIBIT 99.1

Contact:

Patricia Baronowski
Pristine Advisers, LLC
(631) 756-2486

EQUUS SUBSIDIARY, MORGAN E&P, ACQUIRES 4,747 NET ACRES IN THE BAKKEN

ENTERS INTO A PURCHASE AND SALE AGREEMENT WITH PRO ENERGY I

HOUSTON, TX - May 22, 2023 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Company”) today announced the closing of a Purchase and Sale Agreement (“PSA”) between Morgan E&P, LLC, (“Morgan”), a wholly-owned subsidiary of Equus, and Pro Energy I, LLC (“Pro Energy”). Pursuant to the PSA, Morgan has acquired 4,747.52 net acres, in the Bakken/Three Forks formation in the Williston Basin of North Dakota.

In addition to other terms and conditions, including a payment of $500,000, Morgan is required to drill and complete a minimum of six wells within 18 months of receiving the first drilling permits. The average cost of drilling a new horizontal well is approximately $8.0 million. Morgan will receive an average net revenue interest (“NRI”) of 80% in the production of any wells drilled.

The founders of Pro Energy have been involved in the successful drilling of over 1,800 horizontal wells in the Williston Basin over a ten-year span. Together, they have guided the transition of drilling and completions techniques from Generation I (“Gen I”) wells to the most recent Generation VI (“Gen VI”) wells.

Morgan engaged the petroleum engineering firm of Cawley, Gillespie & Associates, Inc. (“CG&A”) to review and provide a reserve analysis of the asset using forward strip pricing as at May 16, 2023.

Using a discount rate of 10% (PV 10 Valuation) the values of proved undeveloped, probable, and possible reserves associated with the project are $6,444,503, $14,780,023, and $37,628,872, respectively.

CG&A has confirmed forty-eight (48) gross drilling locations, resulting in approximately fifteen (15) net drilling locations. As additional net acreage and working interests are acquired, the resulting number of net drilling locations and associated reserves is expected to increase accordingly. Neither CG&A nor Morgan can guarantee any amounts that may be recoverable from these properties. However, based on a historical analysis of the geologic strata that are the subject of Morgan’s development rights, CG&A has noted the estimated ultimate recovery (“EUR”) from a single well is expected to be approximately 811,475 barrels of oil equivalent.

Morgan engaged Nichols Energy Services to assist with land due diligence and Earth Systems, LLC for environmental and regulatory due diligence.

About Morgan

Morgan is an upstream exploration and production company focused on the development of oil and gas assets throughout North America. Morgan is a wholly-owned subsidiary of Equus.

About Equus

The Company is a business development company that trades as a closed-end fund on the New York Stock Exchange under the symbol "EQS". Additional information on the Company may be obtained from the Company’s website at www.equuscap.com.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms in this press release, such as EUR (estimated ultimate recovery) and total resource potential, that the SEC's rules strictly prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain. We also note that the SEC strictly prohibits us from aggregating proved, probable and possible reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. In addition, PV-10 is a non-GAAP financial measure, which differs from the GAAP financial measure of “Standardized Measure” because PV-10 does not include the effects of income taxes on future income. The income taxes related to the acquired properties are unknown at this time and are subject to many variables. As such, the Company has not provided the Standardized Measure of the acquired properties or a reconciliation of PV-10 to Standardized Measure.

While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those expected, including, but not limited to: the risk that the assets acquired by Morgan do not perform consistent with our expectations, including with respect to future production or drilling inventory; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, NGLs and natural gas and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the U.S., including interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments, capital available for exploration and development; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks, lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits, the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations; hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the government or military response thereto, security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022, and other geological, operating and economic considerations.

This press release may contain certain forward-looking statements regarding future circumstances, including statements or assumptions about actual or potential production, hydrocarbon reserves, recovery rates and amounts, drilling locations, capital expenditures, or operating results. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Company, including our ability to achieve our expected financial and business objectives, changes in crude oil and natural gas prices, the pace of drilling and completion activity on properties or acreage rights owned by Morgan or other of the Company’s subsidiaries, infrastructure constraints and related factors affecting such properties, cost inflation or supply chain disruptions, ongoing legal disputes, the Company’s ability to acquire, whether through Morgan or other of the Company’s subsidiaries, additional development opportunities, changes in reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which the Company or its subsidiaries conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, increasing attention to environmental, social and governance matters, Morgan’s ability to acquire additional acreage and development rights (including the transactions described herein), and the other risks and uncertainties described in the Company’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.